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                                                                  EXHIBIT (a)(4)

                           OFFER TO PURCHASE FOR CASH

                     All Outstanding Shares of Common Stock
           (Including the Associated Preferred Share Purchase Rights)

                                       of

                                 Furon Company

                                       at

                              $25.50 Net Per Share

                                       by

                          FCY Acquisition Corporation

                     an indirect wholly owned subsidiary of
                                 Norton Company

                     an indirect wholly owned subsidiary of
                           Compagnie de Saint-Gobain

                                                              September 24, 1999

To Brokers, Dealers, Commercial
 Banks, Trust Companies and Other Nominees:

   We have been appointed by FCY Acquisition Corporation, a California corporation ("Purchaser"), and an indirect wholly owned subsidiary of Norton Company, a Massachusetts corporation, which is an indirect wholly owned subsidiary of Compagnie de Saint Gobain, a French corporation, to act as Dealer Manager in connection with its offer to purchase all outstanding shares of common stock, without par value (including the associated preferred share purchase rights, "Shares"), of Furon Company, a California corporation (the "Company"), at $25.50 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase dated September 24, 1999 and the related Letter of Transmittal (which together constitute the "Offer").

   For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

     1. Offer to Purchase dated September 24, 1999;

     2. Letter of Transmittal for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer
  Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

     3 Notice of Guaranteed Delivery to be used to accept the Offer if Shares and all other required documents cannot be delivered to ChaseMellon Shareholder Services, L.L.C. (the "Depositary") by the Expiration Date (as defined in the Offer to Purchase);

     4. A form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer; and

     5. Return envelope addressed to the Depositary.

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   WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

   THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, OCTOBER 22, 1999, UNLESS THE OFFER IS EXTENDED.

   Purchaser will not pay any fees or commissions to any broker or dealer or other person (other than the Dealer Manager, the Information Agent or the Depositary as described in the Offer to Purchase) for soliciting tenders of Shares pursuant to the Offer. Purchaser will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers. Purchaser will pay all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

   In order to accept the Offer a duly executed and properly completed Letter of Transmittal and any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares, and any other required documents, should be sent to the Depositary by 12:00 midnight, New York City time, on Friday, October 22, 1999.

   Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent or the undersigned at the addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

                                      Very truly yours,

                                      Lazard Freres & Co. LLC

   NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF FCY ACQUISITION CORPORATION, NORTON COMPANY, COMPAGNIE DE SAINT-GOBAIN, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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